Exhibit 31.1

CERTIFICATIONS

I, Michael Feinsod, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Ameritrans Capital Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 13, 2011	/s/ Michael Feinsod Michael Feinsod Chief Executive Officer